UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2013

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On May 7, 2013, Tejon Ranch Co. held an annual meeting of its stockholders. Four proposals were acted on at that meeting: (1) The election of three Class II Directors, (2) The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, (3) To approve an amendment and restatement of the 1998 Stock Incentive Plan, and (4) To approve an amendment and restatement of the Non-Employee Director Stock Incentive Plan. Tejon Ranch Co. shareholders reelected all three of the Class II Directors, approved the appointment of Ernst & Young LLP, approved the amendment and restatement to the 1998 Stock Incentive Plan, and approved the amendment and restatement of the Non-Employee Director Stock Incentive Plan. Following are the votes cast for or withheld for each director.

	For	Withheld	Not voted
George G.C. Parker	14,394,802	1,293,835	2,664,491
Robert A. Stine	15,089,004	599,633	2,664,491
Daniel R. Tisch	15,411,925	276,712	2,664,491

Following are the votes cast for and against ratification of independent registered public accounting firm:

For	Against	Abstain
18,232,047	99,742	21,339

Following are the votes cast related to the amendment and restatement of the 1998 Stock Incentive plan:

For	Against	Abstain	Not Voted
12,462,596	2,606,976	619,065	2,664,491

Following are the votes cast related to the amendment and restatement of the Non-Employee Director Stock Incentive Plan:

For	Against	Abstain	Not Voted
14,741,431	726,148	221,058	2,664,491

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013	TEJON RANCH CO.

	By:	/s/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer